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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement of Witness Systems, Inc. on Form S-3 of our report on Eyretel plc and its subsidiaries dated June 4, 2003, appearing in the Current Report on Form 8-K/A of Witness Systems, Inc. for the period ended March 21, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Crawley, United Kingdom
January 31, 2005

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Consent of Independent Registered Public Accounting Firm